                      PERSONAL AND CONFIDENTIAL INFORMATION


                              SEPARATION AGREEMEENT

This Agreement is entered into between Phoenix Technologies Ltd., a Delaware corporation ("Phoenix") and George Adams ("Employee") to be effective as of January 31, 1999 (the "Agreement Date"). Employee, based on his own considerations, including the terms set forth in this Agreement, has decided to voluntarily enter into this Agreement providing for the separation of his employment, certain amounts of pay in lieu of notice, certain other rights and obligations, and the release of all pending legal claims.

In consideration of the mutual agreements and covenants set forth below, Employee and Phoenix agree as follows:

     1. RESIGNATION. Employee hereby submits his resignation effective on January 31, 1999.

     2.   COMPENSATION.

          a. REGULAR PAY. Employee shall continue to receive his base salary rate of $145,000 per year in effect on the Agreement Date until his employment responsibilities terminate on January 31, 1999 ("Separation Date"). This amount will be paid according to Phoenix's regular, semi-monthly payroll schedule.

          b. CONTINUATION PAY. Employee shall continue to receive his base salary of $145,000 per year, the rate in effect on the Separation Date ("Base Salary"), for twelve (12) months beyond Separation Date. This amount will be paid according to Phoenix's regular, semi-monthly payroll schedule.

               Phoenix will pay for Employee's Health Benefits coverage, defined below, during the Continuation Period.

          c. CONTINGENT PAY. If Employee has not obtained Re-employment by January 31, 2000, Employee will continue to receive his Base Salary for up to the earlier of July 31, 2000, or the date on which Employee obtains Re-employment.

               For the purposes of this Agreement, the "Continuation Period" shall mean any time during which Employee is receiving Continuation Pay or Contingent Pay. For the purposes of this Agreement, "Final Date" means July 31, 2000 or the date at which Contingent Pay ends, whichever is earlier.

          d. LOAN FORGIVENESS. Phoenix will forgive the balance remaining (and gross-up in the same manner as done in previous years) on the loan made to Employee in connection with his relocation to California.

          e. VACATION PAY. Employee shall receive payment for any remaining accrued but unused vacation on the Separation Date.

          f. STOCK OPTIONS. Phoenix will grant Employee a new option for 10,000 shares effective as of and at the exercise price applicable on the date such grant is approved by the Compensation Committee of the Board of Directors. Employee's new option shall vest according to the standard vesting schedule, and option vesting will continue for the duration of Employee participation on the Phoenix Advisory Board ("PAB").

     3. DEDUCTIONS. Employee authorizes Phoenix to deduct from sums due hereunder all applicable and customary amounts, including, without limitation, taxes, benefits plan payments, advances or other sums due Phoenix.

     4.   BENEFITS.

          a. CONTINUING HEALTH BENEFIT PLANS. Phoenix will pay for employee's continued health coverage under the terms of Phoenix's benefits plans at the same coverage level in effect on the Agreement Date through the Separation Date. After the Separation Date, Phoenix will pay the costs of COBRA at the same coverage level in effect on the Agreement Date through the Continuation Period. Employee will have the option to assume the costs of continued coverage under COBRA or decline continued coverage after the Continuation Period.

          b. OTHER BENEFIT PLANS. Employee's current stock options will continue to vest according to the terms of such options. Employee will be able to continue to participate in Phoenix's 401(k) plan, including company match, and the Employee Stock Purchase Plan (ESPP) until the Separation Date. Employee will continue to accrue vacation and sick leave until the Separation Date.

     5.   OTHER OBLIGATIONS AFTER AGREEMENT DATE.

          a. CONSULTING ARRANGEMENT. Employee will serve as a member of the PAB through July 31, 2000. The parties have entered into the Consulting Agreement shown in Exhibit A, which will provide for the payment of consulting fees where Employee participates in pre-authorized activities. Employee will not receive additional compensation for PAB meetings occurring less than 250 miles from his home. When PAB meetings are over 250 miles from his home, Employee will receive consulting fees in the amount of $1,200 per diem. Employee will also be reimbursed for travel costs and related expenses for such activities and PAB meetings under the terms of Phoenix's standard reimbursement policy. Phoenix will have sole discretion whether to request Employee's participation in activities and PAB meetings.

          b. CERTAIN OFFICE EQUIPMENT. Employee will have the full use, along with the technical support and maintenance Phoenix normally provides its employees for such equipment, of the Fujitsu notebook PC and related accessories, HP5P Printer, Zip Drive, tape recorder and pager he is currently using through the Final Date, at no cost to Employee. Employee will also have the option to purchase such equipment at Phoenix's then-current book value for those items upon the Final Date.

          c. ACCESS TO ELECTRONIC COMMUNICATION. Phoenix will give Employee access to voicemail and electronic mail at Employee's current phone number and email address until the Final Date.

          d. TRANSITION ASSISTANCE. From the Separation Date through March 31, 1999, Employee shall make himself available to Phoenix to assist in reasonable requests relating to the transition of Employee's work responsibilities at Phoenix to other employees, to answer questions regarding matters assigned to him prior to the Separation Date and to otherwise assist Phoenix in transferring his responsibilities to others within Phoenix. Employee will receive additional compensation for such assistance, as described in Exhibit A.

          e. OUTPLACEMENT ASSISTANCE. Phoenix will pay for professional outplacement service assistance in resume preparation, interview skills, and search techniques valued at an amount not to exceed $7,500. Phoenix will reimburse Employee for reasonable telephone expenses for search related activities until the Final Date.

          f. EXIT INTERVIEW. If requested, Employee agrees to participate in Phoenix's exit interview process. At the exit interview, Employee will complete applicable paperwork, and return Phoenix property, except as shown in section
               5b above, including without limitation and if applicable his keys, credit and telephone calling cards.

          g. EXPENSE REPORTS. Employee will submit, within 30 days after Separation Date, all expense reports for travel or other expenses applicable through Separation Date. On approval by Employee's manager, Phoenix will reimburse the Employee for such expenses in accordance with Phoenix's policy on reimbursement for such expenses.

          h. COVENANT NOT TO SOLICIT. Upon the termination of the Employee's employment with the Company pursuant to Section 1 and until the Final Date, Employee agrees that he shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause any employee of the Company to leave his or her employment either for Employee or for any other entity or person.

     6.   CONFIDENTIALITY.

          a. EMPLOYEE OBLIGATIONS REGARDING THIS AGREEMENT. Employee agrees that he will not disclose, for any purpose, at any time, except as required by a valid court order, any specific terms of this Agreement to any person except his immediate family, and personal legal and tax advisors.

          b. EMPLOYEE OBLIGATIONS REGARDING PHOENIX CONFIDENTIAL INFORMATION. Employee agrees that he will not disclose, for any purpose, at any time, except as required by a valid court order, any Confidential Information he knows of the Company. Such "Confidential Information" includes trade secrets, know-how, inventions, computer programs, source code, marketing information, and any other information designated "Phoenix Confidential" and which is not generally available to the public. The provisions of this paragraph shall apply until the Final Date.

          c. PHOENIX OBLIGATIONS. Phoenix agrees that it will not disclose, for any purpose, at any time, except as required by a valid court order, any specific terms of this Agreement to any person except those inside Phoenix who have a need to know, and legal and tax advisors. Phoenix will have all reference inquiries regarding Employee directed to either the Vice President of Human Resources or the Chief Executive Officer.

          d. NON-DISPARAGEMENT. Subject to the parties' confidentiality obligations, Employee and Phoenix agree that they will not disparage one another. Any reference checks on Employee will be referred to Human Resources, who will confirm factual data, including employment dates and titles. Salary and any other information will not be disclosed without Employee's prior written consent.

     7. RELEASE. The parties hereby forever waive for themselves, their attorneys, heirs, executors, administrators, successors and assigns any claim against the other party, including such party's insurers and the Company's affiliates, shareholders, officers, directors and employees (the "Parties Released"), for any action, loss, expense or any damages arising from any occurrence from the beginning of time until the date of the signing of this Agreement and arising or in any way resulting from Employee's employment with Phoenix or his resignation thereof. The only exceptions to the above waiver are claims by Employee under any worker's compensation or unemployment statutes and any Company or Employee obligation or right arising under this Agreement. The parties represent that they have no current intention to assert any claim on any basis against the Parties Released.

     8. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the parties with respect to Employee's separation from Phoenix and any obligations owed by either party to the other. The terms of this Agreement shall not be amended or modified and supersede all previous or contemporaneous written, oral or electronic communications.

     9. EMPLOYEE REPRESENTATIONS. EMPLOYEE STATES THAT HE HAS CAREFULLY READ THIS SEPARATION AGREEMENT, THAT HE KNOWS, UNDERSTANDS AND ACCEPTS THE TERMS AND CONDITIONS OF THIS DOCUMENT, AND THAT HE EXECUTED THIS DOCUMENT OF HIS OWN FREE WILL. EMPLOYEE FURTHER REPRESENTS AND AGREES THAT HE HAS BEEN ADVISED BY PHOENIX TO CONSULT AN ATTORNEY PRIOR TO EXECUTING THIS SEPARATION AGREEMENT. EMPLOYEE UNDERSTANDS AND ACCEPTS THAT THE TERMS CONTAINED IN THIS AGREEMENT ARE TO BE A FULL AND FINAL RELEASE OF ALL CLAIMS WITH FINAL AND BINDING EFFECT.

    10.   CONDITION.

          a. EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT BEFORE SIGNING IT. THE PARTIES AGREE THAT EMPLOYEE SHALL HAVE
               THE RIGHT TO REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO
               PHOENIX WITHIN THE SEVEN-DAY PERIOD FOLLOWING ITS EXECUTION,
               AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND BINDING UNTIL SUCH PERIOD HAS EXPIRED. IN THE EVENT THIS AGREEMENT IS REVOKED BY EMPLOYEE, EMPLOYEE SHALL RETURN ALL CONSIDERATION
               AND BENEFITS PROVIDED TO EMPLOYEE PURSUANT TO THIS AGREEMENT.

          b. This Agreement will not become effective until Employee signs this Agreement after due consideration, in light of the time periods specified in Paragraph 10.a., above. When this Agreement has been executed by both parties, it will become effective as of the Agreement Date.

    11. GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the state of California, U.S.A. (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby agree that any suit to enforce any provision of this Agreement or arising out of or based upon this Agreement or the business relationship between any of the parties hereto shall be brought in the United States District Court for the Northern District of California or the Superior or Municipal Court jurisdiction in and for the County of Santa Clara, California, U.S.A. Each party hereby agrees that such courts shall have exclusive IN PERSONAM jurisdiction and venue with respect to such party, and each party hereby submits to the exclusive IN PERSONAM jurisdiction and venue of such courts.

    12. BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in this Agreement, each and all of the covenants, terms, and provisions and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

    13. ATTORNEYS' FEES. Should suit be brought or an arbitration action commenced to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court or arbitrator (including without limitation, costs, expenses and fees of any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

The undersigned hereby agree to the terms of this Agreement.

      PHOENIX TECHNOLOGIES LTD.                      EMPLOYEE

  By: /s/ Jack Kay                                   /s/ George Adams
      ------------------------                       --------------------------
      Jack Kay                                           George Adams
      President and CEO


APPROVED BY
LEGAL DEPT. /s/ sa

                        AGREEMENT FOR CONSULTING SERVICES

Phoenix Technologies Ltd. of 411 E. Plumeria Drive, San Jose, CA 95134 ("Phoenix") does hereby retain George Adams residing at 420 Hacienda Court, Los Altos, CA 94022 ("Consultant") upon the following terms and conditions:

1.      TERM AND TERMINATION

        This Agreement shall be effective as of February 1, 1999 and shall continue in effect on a month-to-month basis unless terminated by Consultant or Phoenix by written notice.

        The period from February 1, 1999 through March 31, 1999 shall include 16 days of Transition Assistance and 11 days of Other Activities (applicable rates depend on type of activity and location where services are performed - see Table 1 below).

        At the beginning of each month, Consultant and Phoenix will set the number of days of service to be performed the following month.

        Consultant or Phoenix may terminate this Agreement with 30 days written notice for any reason, to be effective on or after April 1, 1999.

2.      SERVICES PROVIDED BY CONSULTANT

        Consultant shall perform the following services:

               Through March 31, 1999, Transition Assistance, as defined in
               Section 5.d. of the Separation Agreement between Consultant and Phoenix.

               Other Activities:

               Developing potential strategic business relationships with one or more of the following companies: America On-Line, BackWeb, Cisco Systems, Lucent Technologies, Network Associates, and Sun Microsystems.

               Identifying new potential business and investment opportunities for Phoenix for follow up by Consultant or Phoenix employees.

               Reviewing and providing feedback on Phoenix strategic plans and proposals.

               Additional services as mutually agreed between Consultant and Phoenix.

3.      COMPENSATION

        In consideration of Consultant's performing the services described above, Phoenix shall pay to Consultant the amounts shown in Table 1, below.

                           TABLE 1: COMPENSATION RATES

       ------------------------------------ ------------------------ ------------------------------ ------------------------
                  Type of Activity =>       Phoenix Advisory Board       Transition Assistance         Other Activities
                                                   Meetings                 through 3/31/99
               Location where service is
                       performed
       ------------------------------------ ------------------------ ------------------------------ ------------------------
            Less than 250 miles from             $0.00 per day               $600 per day               $1,200 per day
                Consultant's home
       ------------------------------------ ------------------------ ------------------------------ ------------------------
            More than 250 miles from            $1,200 per day               $900 per day               $1,200 per day
                Consultant's home
       ------------------------------------ ------------------------ ------------------------------ ------------------------

       a. Any expenses incurred by Consultant shall not be reimbursed to consultant without Phoenix's prior written consent. Any and all taxes incurred by Consultant under this agreement shall be born by Consultant.

       b. All records necessary to support approved payments or expenses pursuant to this Agreement shall be maintained by Consultant on a current basis, continuing for one year after the completion of Service. Upon reasonable notice, these records shall be made available to Phoenix or its agents.

       c. Consultant shall submit invoices for services rendered on the 15th and last day of each month. Phoenix shall pay such valid invoices within 10 days of receipt.

4.     OWNERSHIP

       Consultant acknowledges and agrees that all works of authorship created within the scope of this Agreement, including but not limited to computer programs and documentation, constitute works made for hire and that all copyrights, trademarks and any other intellectual property rights in those works belong exclusively to Phoenix. To the extent that any such works may not be considered works made for hire, Consultant hereby assigns and relinquishes all of its right, title and interest therein to Phoenix. There shall be no obligation of Phoenix or any of its direct or indirect licensees to designate Consultant as author of any such works when distributed publicly or otherwise, nor to make any distribution thereof. Consultant hereby waives and releases any rights, including moral rights, which it may have in those works. Consultant agrees to execute any papers and to assist Phoenix in any manner deemed necessary by Phoenix to enable Phoenix to register and enforce any intellectual property rights in those works.

5.     INDEPENDENT CONTRACTOR STATUS

       It is expressly agreed and understood that Consultant is performing services under this Agreement as an independent contractor, and that Consultant is not an employee or agent of Phoenix. Phoenix's liability hereunder shall be limited to payment of the fees provided in Section 3 above for work actually performed.

6.     CONFIDENTIALITY

       In the performance of services under this Agreement with Phoenix, Consultant may learn, receive or have access to materials and information of Phoenix deemed to be confidential and proprietary information of Phoenix, Consultant agrees to maintain all such information in strict confidence, not to disclose any such information to any third party whatsoever without Phoenix's express written permission, and not to use or copy such information except as Phoenix may authorize or direct. This section shall apply regardless of whether Phoenix's confidential information is created or produced by Consultant or not. Furthermore Consultant agrees to be bound by the terms and conditions of the Non-Disclosure Agreement attached hereto as Exhibit A.

7.     TAXES

       Consultant shall assume any and all liability for any applicable taxes that may arise as a result of this Agreement, including but not limited to social security, income tax, and other payroll tax requirements. Consultant shall pay estimated taxes on a quarterly basis.

8.     CONDUCT

       Consultant agrees to abide by all specified Phoenix rules and regulations. Consultant will perform only the Services identified in section 2 and will work only in the geographic areas and building locations designated for such services. Consultant also agrees to abide by all Federal, State and Local Laws, ordinances and regulations. Consultant shall indemnify and hold Phoenix harmless from all claims arising out of any noncompliance with this section 8.

9.     COMPETITORS

       a. During the past two (2) years, Consultant has, or will during the term of this agreement render consulting services to the following competitor of Phoenix (include nature for service): None

       b. If, during consultant's Service, Consultant becomes aware of any such services to Phoenix's competitor, consultant shall provide written notice of Consultant's service to Phoenix pursuant to this Agreement.

10.    INDEMNIFICATION/WAIVER OF RIGHTS

       Consultant agrees to indemnify and hold Phoenix harmless from all claims for bodily injury or property damage that may arise from Consultant's Service. Consultant waivers all rights against Phoenix for damages covered by Consultant's insurance. Consultant shall require all subcontractors retained under this Agreement to execute similar waivers. Waiver of any breach of this Agreement shall not be implied as a waiver of any other breach of this Agreement.

11.    GENERAL

       This Agreement may be amended only in writing by both parties. Neither party may assign, without the other party's prior written consent, this Agreement or any right or obligation hereunder, and any assignment without such prior written consent shall be null and void. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior written or oral agreements with respect to such subject matter. This Agreement shall be governed by the laws of the State of California.


PHOENIX TECHNOLOGIES LTD.                     CONSULTANT

By:   /s/ Jack Kay                            By:   /s/ George Adams
      -----------------------------                 ---------------------------

Name:     Jack Kay                            Name:     George Adams
      -----------------------------                 ---------------------------

Title:    CEO                                 Title:    --
      -----------------------------                 ---------------------------

Date:     2/5/99                              Date:     2/5/99
      -----------------------------                 ---------------------------


APPROVED BY
LEGAL DEPT. /s/ sa

                                    EXHIBIT A
                                       TO
                        AGREEMENT FOR CONSULTING SERVICES

                            NON-DISCLOSURE AGREEMENT
                            ------------------------

This Non-Disclosure Agreement (this "Agreement") is made as of February 1, 1999 by and between Phoenix Technologies Ltd., having a principal place of business at 411 E. Plumeria Drive, San Jose, CA 95134 ("Phoenix") and George Adams residing at 420 Hacienda Court, Los Altos, CA 94022 ("Consultant").

In the course of dealings between Phoenix and Consultant, Consultant may learn or receive from Phoenix "Confidential Information", as that term is later defined in this Agreement. Consultant and Phoenix desire to establish and set forth Consultant's obligations with respect to Phoenix's Confidential Information. In consideration of the foregoing, Consultant and Phoenix agree as follows:

1. The term "Confidential Information" shall mean any and all products, information, data, know-how and documentation which Consultant learns or receives from Phoenix, including but not limited to information regarding Phoenix's products and potential strategic business relationships, as described in the Agreement For Consulting Services between the parties, except that which Consultant can establish by written evidence: (1) was, on the date of this Agreement, generally known to the public; or (2) became generally known to the public after the date of this Agreement other than as a result of the act or omission of Consultant; or (3) was contained in documents rightfully known to Consultant prior to Consultant learning or receiving same from Phoenix; or (4) is or was disclosed by Phoenix to third parties generally without restrictions on use and disclosure; or (5) Consultant lawfully received from a third party without that third party's breach of agreement or obligation of trust.

2. Phoenix considers all of its Confidential Information to be confidential and proprietary. All Confidential Information shall at all times, and throughout the world, remain the property of the Phoenix, exclusively, and all applicable rights in patents, copyrights, and trade secrets shall remain in Phoenix, exclusively. Consultant shall not permit any person to reproduce or copy any portion of the Confidential Information.

3. Consultant shall not directly or indirectly use any of the Confidential Information for any purpose, except to the extent necessary for Consultant to perform Consultant's contractual obligations to Phoenix.

4. Consultant shall not disclose, or permit access to, any portion of the Confidential Information to any person except if such person is legally bound by a written contract to comply with the provisions of this Agreement.

5. Consultant shall indemnify Phoenix against all losses and expenses incurred by Phoenix, (including but not limited to reasonable counsel fees) which result from the breach of any portion of this Agreement by Consultant.

6. This Agreement shall be effective as of the date first written above and shall continue in effect at least for five years, and thereafter until ninety days after either party receives from the other party written notice of termination; however, this Agreement shall remain in effect in perpetuity with respect to Confidential Information which Consultant learned or received from Phoenix prior to the date of termination. Immediately after termination of this Agreement Consultant shall return all Confidential Information in tangible form to Phoenix. Consultant shall return all Confidential Information and all copies thereof to Phoenix at any time promptly upon written request by Phoenix.

7. This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all prior written and oral communications and agreements relating to the subject matter hereof; No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be effective unless in writing and signed by an authorized representative of each party.


AGREED TO AND ACCEPTED BY:

PHOENIX TECHNOLOGIES LTD.                     CONSULTANT

By:   /s/ Jack Kay                            By:   /s/ George Adams
      -----------------------------                 ---------------------------

Title:    CEO                                           George Adams
      -----------------------------

Date:     2/5/99                              Date:     2/5/99
      -----------------------------                 ---------------------------


APPROVED BY
LEGAL DEPT. /s/ sa